Exhibit 99.1

News Release

17 February 2021

FREYR receives NOK 39 million development grant from Innovation Norway

Innovation Norway, the Norwegian Government’s key instrument for supporting innovation and development of Norwegian enterprises and industry has granted FREYR NOK 39 million in development support. The grant is provided in the “environmental technology” category and relates to Innovation Norway’s task of stimulating research and development projects, domestic value generation and creation of responsible businesses. The grant is expected to be paid during 2021 and follows an evaluation process which started in the fall of 2020.

FREYR is targeting development of up to 43 GWh of cost efficient and clean battery cell production capacity in Mo i Rana, Norway, by 2025. FREYR plans to utilize next generation battery technology and Norway’s inherent advantages, including access to renewable energy, low electricity prices, and closeness to rapidly growing markets in Europe and the US.

“Since the outset we have been engaged in the ambition of establishing production of battery cells at Mo i Rana. We are very pleased to be able to further support FREYR in the ongoing industrial development which is important to the Norwegian business community with great potential for job creation and exports. It will contribute greatly to establishing a complete eco-system and value chain for green industry development,” says Håkon Haugli, the CEO of Innovation Norway.

“FREYR’s ambition is to make battery cells with the world’s lowest carbon footprint. We want to position ourselves as a leading European suppliers of sustainable battery cells based on clean Norwegian energy, next generation technology, battery materials sourced from regional providers and a local ecosystem of sub-suppliers. The support from Innovation Norway is valuable to us, both financially and as a recognition of the ongoing work,” says Tom Einar Jensen, the CEO of FREYR.

“Norway is strongly positioned to develop industrial production to meet the growing demand for clean battery cells. Still, it requires strong cooperation between companies, investors, authorities and policy agencies. This is a good example of just that,” says Håkon Haugli.

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During the application processing, Innovation Norway has emphasized the potential for value creation in Norway enabled by the project, including establishing large scale production facilities and job creation. Further, it is important to Innovation Norway to support development of responsible businesses and the grant reflects a positive commitment tied to the environmental and social footprint as well as corporate governance and company management.

“Production of clean low-cost batteries represent one of the best opportunities for developing a sustainable and profitable Norwegian renewable industry in the coming decade,” says Tom Jensen.

On 29 January FREYR announced that it will become a publicly listed company through a business combination with Alussa Energy Acquisition Corp., raising approximately $850 million in equity proceeds to accelerate the development of clean battery cell manufacturing capacity in Norway. Subject to closing conditions being met, the combined company will be named “FREYR Battery” and its common stock is expected to start trading on the New York Stock Exchange under the ticker symbol FREY upon closing, expected in the second quarter of 2021.

“We have experienced wide support from politicians, business organizations and the Norwegian technology community locally and nationally since we started FREYR in 2018. FREYR has moved from the drawing-board to now becoming reality with the support of many stakeholders, with capital from financial and strategic investors as announced a few weeks ago, and last but not least through support from Innovation Norway which contributed at an early stage and now again in an important development phase,” says Torstein Dale Sjøtveit, Founder and Executive Chairman of FREYR.

FREYR has previously received NOK 9 million in grants from Innovation Norway, bringing total accumulated grants to NOK 48 million or approximately USD 6 million.

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Contact FREYR

Hilde Rønningsen, Director of Communications,+47 453 97 184, hilde.ronningsen@freyrbattery.com

Contact Innovation Norway

Bernt Erik Ellingsen, Special adviser, +47 905 77 277, bernt.erik.ellingsen@innovasjonnorge.no

About FREYR AS

FREYR plans to develop up to 43 GWh of battery cell production capacity by 2025 to position the company as one of Europe’s largest battery cell suppliers. The facilities will be located in the Mo i Rana industrial complex in Northern Norway, leveraging Norway’s highly skilled workforce and abundant, low-cost renewable energy sources from hydro and wind in a crisp, clear and energized environment. FREYR will supply safe, high energy density and cost competitive clean battery cells to the rapidly growing global markets for electric vehicles, energy storage, and marine applications. FREYR is committed to supporting cluster-based R&D initiatives and the development of an international ecosystem of scientific, commercial, and financial stakeholders to support the expansion of the battery value chain in our region. For more information, please visit www.freyrbattery.com.

About Innovation Norway

Innovation Norway is the Norwegian Government's and the County Municipalities’ most important instrument for innovation and development of Norwegian enterprises and industry. Innovation Norway contributes to sustainable growth and exports for Norwegian businesses through capital and competence.

For more information, visit: https://www.innovasjonnorge.no/

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Forward-looking statements

The information in this press release includes forward-looking statements and information based on management’s expectations as of the date of this press release. All statements other than statements of historical facts, including statements regarding FREYR’s business strategy, anticipated business combination with Alussa Energy (the “Transaction”) and the terms of such combination, anticipated benefits of FREYR’s technologies and projected production capacity are forward-looking statements. The words “may,” will,” “expect,” “plan,” “target,” or similar terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. FREYR may not actually achieve the plans or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Factors that may cause actual results to differ materially from current expectations, include FREYR’s ability to execute on its business strategy and develop and increase production capacity in a cost-effective manner; changes adversely affecting the battery industry; the further development and success of competing technologies; the failure of 24M technology or FREYR’s batteries to perform as expected; and our ability to complete the business combination with Alussa Energy on the terms that we currently expect or at all.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the Transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

No Assurances

There can be no assurance that the Transaction will be completed, nor can there be any assurance, if the Transaction is completed, that the potential benefits of combining the companies will be realized.

Important Information about the Transaction and Where to Find It

In connection with the Transaction, Alussa Energy and Pubco will file relevant materials with the SEC, including a Form S-4 registration statement to be filed by Pubco (the “S-4”), which will include a prospectus with respect to Pubco’s securities to be issued in connection with the proposed business combination and a proxy statement (the “Proxy Statement”) with respect to Alussa Energy’s shareholder meeting at which Alussa Energy’s shareholders will be asked to vote on the proposed Business Combination and related matters. ALUSSA ENERGY SHAREHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE S-4 AND THE AMENDMENTS THERETO AND OTHER INFORMATION FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT ALUSSA ENERGY, PUBCO, FREYR AND THE TRANSACTION. When available, the Proxy Statement contained in the S-4 and other relevant materials for the Transaction will be mailed to shareholders of Alussa Energy as of a record date to be established for voting on the proposed business combination and related matters. The preliminary S-4 and Proxy Statement, the final S-4 and definitive Proxy Statement and other relevant materials in connection with the Transaction (when they become available), and any other documents filed by Alussa Energy with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to Alussa Energy Acquisition Corp. at c/o PO Box 500, 71 Fort Street, Grand Cayman KY1-1106, Cayman Islands.

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